Exhibit 10.4.25

AGREEMENT

This Agreement (this “Agreement”) is made and entered into as of this 16th day of July 2012, by and between Enzo Micali (“Micali”) and Harris Interactive Inc., a Delaware corporation (the “Company”).

RECITALS

A. Micali and the Company entered into a “Separation from Employment” agreement, dated June 22, 2011 (the “Separation Agreement”), a true and correct copy of which is annexed hereto as Exhibit “A”.

B. In connection with the Separation Agreement, Micali’s employment as Global Executive Vice President, Technology, Operations and Panel, and Chief Information Officer of the Company was terminated by mutual agreement, effective June 24, 2011 (the “Separation Date”).

C. Pursuant to Section 19 of the Separation Agreement, the Effective Date of the Separation Agreement was June 30, 2011.

D. Section “3(a)” of the Separation Agreement provided that the Company would continue to pay Micali his bi-weekly salary through the month of January 2012, in the same manner and frequency as he was compensated prior to the Separation Date.

E. Section “3(b)” of the Separation Agreement provided that the Company would pay Micali, on a bi-weekly basis, the cash equivalent of the Company’s share of his health (including dental) coverage premiums at his active employee rate on the Separation Date through the month of January 2012.

F. The Company did not pay Micali certain of the amounts under Sections “3(a)” and “3(b)” of the Separation Agreement when due, and a dispute between the parties arose over the Company’s obligation to make such payments.

G. The parties hereto desire to finally resolve all disputes and claims arising out of the Separation Agreement and out of Micali’s employment and service as the Company’s Global Executive Vice President, Technology, Operations and Panel, and Chief Information Officer, on the following terms and conditions.

NOW, THEREFORE, the parties hereto agree as follows:

1. Micali acknowledges and affirms that (a) in connection with the Separation Agreement, his employment as Global Executive Vice President, Technology, Operations and Panel, and Chief Information Officer of the Company terminated by mutual agreement, effective June 24, 2011, and (b) by reason of this Agreement, he will not be entitled to any severance compensation or benefits from the Company beyond that which is provided for under this Agreement.

2. In satisfaction of all severance and other consideration due to Micali by the Company under the Separation Agreement (or otherwise), the Company agrees to pay Micali the sum of TWENTY THOUSAND DOLLARS ($20,000.00), subject to all applicable deductions and withholdings (the “Settlement Amount”).

3. The Settlement Amount shall be paid by the Company to Micali by direct deposit into the bank account into which Micali’s salary payments were made while he was employed by the Company within five (5) business days of the execution and delivery by Micali of this Agreement and the “General Release” in the form annexed hereto as Exhibits “B” (as required by Paragraph “4” below).

4. In consideration of the mutual promises and obligations agreed to by the parties pursuant to this Agreement, Micali agrees that upon (i) the Company’s execution and delivery of this Agreement and a “General Release” in the form annexed hereto as Exhibit “C”, and (ii) the Company’s payment of the Settlement Amount in accordance with subparagraph “3” above, Micali and all of his agents, attorneys, representatives, heirs, executors, successors and assigns (collectively, the “Micali Releasors”) shall be deemed to have released (i) the Company and all of its present and former affiliates, divisions, associates, owners, predecessors, principals, agents, servants, employees, shareholders, members, partners, officers and directors, attorneys, representatives, successors, assigns, heirs, executors and administrators (collectively, the “Harris Releasees”) of and from any and all claims, demands, causes of action, indebtedness and obligations of any kind, nature or description, whether known or unknown, liquidated or unliquidated, at law or in equity, whether sounding in tort or contract, that the Micali Releasors ever had, now have, or hereafter can, shall, or may have, against any of the Harris Releasees, from the beginning of time through the effective date of this Agreement. WITHOUT IN ANY WAY LIMITING THE FOREGOING, IT IS SPECIFICALLY ACKNOWLEDGED THAT THIS RELEASE INCLUDES, WITHOUT LIMITATION, THE RELEASE OF ANY AND ALL RIGHTS AND CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED, THE CIVIL RIGHTS ACT OF 1991, THE CIVIL RIGHTS ACT OF 1866 (42 U.S.C. § 1981), THE EMPLOYEE RETIREMENT INCOME SECURITY ACT, AS AMENDED, THE AMERICANS WITH DISABILITIES ACT, THE FAMILY AND MEDICAL LEAVE ACT, THE AGE DISCRIMINATION IN EMPLOYMENT ACT, THE SARBANES-OXLEY ACT OF 2002, THE NEW YORK STATE HUMAN RIGHTS LAW AND THE NEW YORK LABOR LAW; and all other federal, state or local fair employment practices statutes, ordinances, regulations or constitutional provisions; provided, however, that this release shall not prohibit Micali from enforcing his rights under this Agreement. Micali shall confirm such release by his execution and delivery of a separate “General Release” in the form annexed hereto as Exhibit “B”, it being understood that any failure by Micali to execute or deliver such separate “General Release” shall not diminish the effectiveness of the release granted by the Micali Releasors to the Harris Releasees pursuant to this Paragraph “4”. Notwithstanding the foregoing, and without admitting that Micali has any rights to indemnification under Section 145 of the Delaware General Corporation Law, nothing herein contained (or in the release being delivered by Micali pursuant to this Agreement) shall be construed as a waiver of any rights of indemnification that Micali may have pursuant thereto or to seek enforcement thereof in the Delaware Court of Chancery.

5. In consideration of the mutual promises and obligations agreed to by the parties hereto, the Company agrees that upon Micali’s execution and delivery of this Agreement and a “General Release” in the form annexed hereto as Exhibit “B”, the Company and all of its present and former affiliates, divisions, associates, owners, predecessors, principals, agents, servants, employees, shareholders, members, partners, officers and directors, attorneys, representatives, successors, assigns, heirs, executors and administrators (collectively, the “Harris Releasors”) shall be deemed to have released Micali and all of his agents, attorneys, representatives, heirs, executors, successors and assigns (collectively, the “Micali Releasees”) of and from any and all claims, demands, causes of action, indebtedness and obligations of any kind, nature or description, whether known or unknown, liquidated or unliquidated, at law or in equity, whether sounding in tort or contract, that the Company ever had, now has, or hereafter can, shall, or may have, against the Micali Releasees, from the beginning of time through the effective date of this Agreement; provided however that this release shall not prevent the Company from enforcing its rights under this Agreement. The Company shall confirm such release by its execution and delivery of a separate “General Release” in the form annexed hereto as Exhibit “C”, it being understood that any failure by the Company to execute or deliver such separate “General Release” shall not diminish the effectiveness of the release granted by the Harris Releasors to the Micali Releasees pursuant to this Paragraph “5”.

6. Micali shall not issue, authorize, or condone any disparaging comments or statements to present or former employees of the Company (or of its subsidiaries or affiliates), or to any individual or entity with whom or which the Company or any of its subsidiaries or affiliates has a business relationship, or to others, which could have a material adverse effect on the conduct of the Company’s business or its reputation or the conduct of the business or reputation of any of the Company’s current or former subsidiaries, affiliates, officers, directors, or employees. Likewise, neither the Company nor any of its executive officers or directors shall issue, authorize or condone any disparaging comments or statements about Micali that could have a material adverse effect on his reputation. Nothing herein shall prevent Micali or the Company from making such truthful disclosures as shall be required by law.

7. (a) Nothing in this Agreement shall prohibit or restrict Micali or the Company from (i) making any disclosure of information required by law or legal process; (ii) providing information to, or testifying or otherwise participating in or assisting in any investigation or proceeding brought by, any federal or state regulatory or law enforcement agency or legislative body, or any self-regulatory organization; or (iii) testifying, participating in or otherwise assisting in a proceeding relating to an alleged violation of the Sarbanes-Oxley Act or any federal, state, or municipal law relating to fraud or any rule or regulation of the Securities and Exchange Commission or any self-regulatory organization.

(b) To the extent permitted by law, Micali agrees to give the Company timely and prompt written notice (in the manner provided for herein) of the receipt of any subpoena, court order or other legal process compelling the disclosure of any information and/or documents described so as to allow the Company reasonable opportunity to take such action as may be necessary in order to protect such information and/or documents from disclosure.

8. Micali agrees to reasonably cooperate with the Company and its counsel, and at the Company’s expense as specified in the last sentence of this Paragraph “8”, in connection with any investigation, administrative proceeding or litigation relating to any matter in which he was involved or of which he has knowledge as a result of his employment by the Company. Pre-approved expenses incurred in connection with such cooperation by Micali shall be reimbursed by the Company.

9. This Agreement may be specifically enforced in court and may be used as evidence in a subsequent proceeding in which any of the parties allege a breach of this Agreement. In the event any action, suit or other proceeding is brought to interpret, enforce or obtain relief from a breach of this Agreement, the prevailing party shall recover all such party’s costs, expenses and attorneys’ fees incurred in each and every such action, suit or proceeding, including any and all appeals or petitions therefrom.

10. All notices in connection with, or contemplated by, this Agreement shall be validly given or made only if made in writing and delivered personally, or by registered or certified mail, return receipt requested, postage prepaid, or by Federal Express (or other overnight courier) to the party entitled to (or required to) receive such notice, as follows:

If to Micali, addressed to:

Enzo Micali

If to the Company, addressed to:

Harris Interactive Inc.

60 Corporate Woods

Rochester, NY 14623

Attention: General Counsel

or to such other address as either party may designate to the other by notice similarly given. Notice shall be deemed to have been given upon receipt in the case of personal delivery and upon the date of receipt indicated on the return receipt in case of mail.

11. Micali and the Company each acknowledge and represent to each other that he or it (as the case may be) has been fully advised by his or its respective legal counsel of his or its rights and responsibilities under this Agreement, that he or it has read and understands completely its contents, and that he or it has voluntarily executed it (or instructed that it be executed on his or its behalf).

12. Micali and the Company each acknowledge that he or it (as the case may be) has participated through his or its counsel in the drafting of this Agreement, and that this Agreement is the product of arms’-length negotiations. Accordingly, it is mutually agreed by each of the parties hereto that the language of this Agreement shall not be presumptively construed either in favor of, or against, any party on the grounds that such party is the “drafter” of this Agreement. Additionally, no prior drafts of this Agreement, any of the exhibits annexed hereto, or any of the various documents to be executed and delivered by the parties pursuant to this Agreement, shall be admissible in any dispute or proceeding to construe the intent or the meaning of any provision herein or of any of the documents (including the “General Releases”) that the parties have agreed to execute and pursuant hereto.

13. Each of the parties hereto expressly agrees that he or it (as the case may be) will execute and deliver such additional documents as may reasonably be requested in the future by the other party hereto in order to effectuate the intent and purpose of this Agreement.

14. This Agreement shall be interpreted, construed, and enforced in accordance with the laws of the State of New York, without regards to conflicts of law principles. Any action to enforce the terms of this Agreement, or involving this Agreement, shall be filed in the Supreme Court of the State of New York, County of New York, which jurisdiction and venue both Micali and the

Company hereby irrevocably and absolutely consent to, and with respect to which each waives any and all defenses or objections based on jurisdiction, venue, or inconvenient forum.

15. This Agreement, and the rights of the respective parties hereto, shall inure to the benefit of the respective parties hereto, their heirs, successors, and assigns. Any assignment of the obligations imposed on the respective parties by this Agreement shall be ineffective, and shall not release the original obligor of such obligations, unless such assignment and release of obligations is consented to in writing by the party to whom such obligations are owed.

16. This Agreement has been negotiated and entered into as a settlement and compromise that shall inure to the benefit of all parties hereto, but shall not constitute or be construed as an admission by any party hereto as to the validity, invalidity or extent of any claims that existed prior to the parties entering into this Agreement, or as a waiver or admission by any party as to any other matter.

17. The parties hereto shall each bear his or its (as the case may be) own costs and expenses in connection with the negotiation and execution of this Agreement.

18. Except as provided for in Paragraph “19” below, this Agreement, together with the documents to be executed and delivered by the parties pursuant to this Agreement, represent the sole and entire agreement between the parties with respect to the subject matter hereof, and supersede all prior agreements, negotiations and discussions between the parties hereto and/or their respective counsel with respect to the subject matter covered hereby. No party to this Agreement has relied in any way upon any prior representations or statements of any kind not found in this Agreement.

19. Notwithstanding anything to the contrary in this Agreement, or in the “General Releases” to be executed and delivered pursuant hereto, it is hereby understood, agreed and acknowledged by the parties hereto that Micali’s confidentiality obligations with regard to the Company’s information shall remain in full force and effect.

20. Micali represents and warrants that he has fully complied with Paragraph “7” of the Separation Agreement, and has previously returned to the Company all documents and other items as required thereby.

21. This Agreement may not be changed orally, and no modification, amendment or waiver of any of the provisions contained in this Agreement, nor any future representation, promise or condition in connection with the subject matter of this Agreement, shall be binding upon any party hereto unless made in writing and signed by such party.

22. If, at any time after the effective date of this Agreement, any provision of this Agreement shall be held by any court or other forum of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect. The illegality or unenforceability of such provision, however, shall have no effect upon, and shall not impair the enforceability of, any other provision of this Agreement.

23. Each of the parties hereto represents and warrants that he or it (as the case may be) has all necessary power and authority to enter into this Agreement, and to perform the obligations required hereunder, and that no other action, consent, resolution or authority is necessary to either enter into this agreement or have all of the obligations hereunder be enforceable against such party

24. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute a single agreement. This Agreement and each of the “General Releases” contemplated hereby may be executed by facsimile transmission, the parties hereto agreeing that their fax (or email in .pdf) signature shall constitute original signatures.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or caused their authorized representatives to execute this Agreement on their behalf, this 16th day of July 2012.

HARRIS INTERACTIVE INC.

/s Enzo Micali	By	/s/ Marc H. Levin
ENZO MICALI		Name: Marc H. Levin
Title: Chief Operating and Administrative Officer & General Counsel

EXHIBIT A—SEPARATION AGREEMENT

DATED JUNE 22, 2011

EXHIBIT B—MICALI to HARRIS RELEASE

GENERAL RELEASE

To all to whom these Presents shall come or may Concern, Know That

In consideration of the sum of TWENTY THOUSAND DOLLARS (20,000) and other good and valuable consideration received from Harris Interactive Inc. (a corporation organized under the laws of the State of Delaware that maintains its principal place of business in the State of New York), the receipt of which is hereby acknowledged, ENZO MICALI (an individual resident in the State of New York), together with his agents, attorneys, representatives, heirs, executors, successors and assigns (collectively “RELEASOR”), hereby releases and discharges HARRIS INTERACTIVE INC. (“RELEASEE”), together with all of Harris Interactive Inc.’s present and former affiliates, divisions, associates, owners, predecessors, principals, agents, servants, employees, shareholders, members, partners, officers and directors, attorneys, representatives, successors, assigns, heirs, executors and administrators, from any and all claims, demands, causes of action, indebtedness, and obligations of any type or description, whether known or unknown, liquidated or unliquidated, at law or in equity, and whether sounding in tort or contract, that RELEASOR ever had, now has, or hereafter can, shall or may have against RELEASEE, from the beginning of time through the effective date of this Release. WITHOUT IN ANY WAY LIMITING THE FOREGOING, IT IS SPECIFICALLY ACKNOWLEDGED THAT THIS RELEASE INCLUDES, WITHOUT LIMITATION, THE RELEASE OF ANY AND ALL RIGHTS AND CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED, THE CIVIL RIGHTS ACT OF 1991, THE CIVIL RIGHTS ACT OF 1866 (42 U.S.C. § 1981), THE EMPLOYEE RETIREMENT INCOME SECURITY ACT, AS AMENDED, THE AMERICANS WITH DISABILITIES ACT, THE FAMILY AND MEDICAL LEAVE ACT, THE AGE DISCRIMINATION IN EMPLOYMENT ACT, THE SARBANES-OXLEY ACT OF 2002, THE NEW YORK STATE HUMAN RIGHTS LAW AND THE NEW YORK LABOR LAW; and all other federal, state or local fair employment practices statutes, ordinances, regulations or constitutional provisions.

This Release may not be changed orally.

This Release shall be interpreted, construed and enforced in accordance with the laws of the State of New York, without regards to conflicts of law principles.

In Witness Whereof, RELEASOR has executed this Release on July 17, 2012.

/s/ Enzo Micali

Enzo Micali

STATE OF New York

                                             ss.:

COUNTY OF Suffolk

On July 17, 2012 before me personally came Enzo Micali, to me known, who, by me duly sworn, did depose and say that deponent executed the foregoing Release.

/s/	Carmela E. Giannico
Notary Public

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EXHIBIT C—HARRIS TO MICALI RELEASE

GENERAL RELEASE

To all to whom these Presents shall come or may Concern, Know That

In consideration of the sum of TEN DOLLARS ($10.00) and other good and valuable consideration received from Enzo Micali (an individual resident in New York), the receipt of which is hereby acknowledged, HARRIS INTERACTIVE INC. (a corporation organized under the laws of the State of Delaware that maintains its principal place of business in the State of New York), together with all of its all of its present and former affiliates, divisions, associates, owners, predecessors, principals, agents, servants, employees, shareholders, members, partners, officers and directors, attorneys, representatives, successors, assigns, heirs, executors and administrators (collectively “RELEASOR”), hereby releases and discharges ENZO MICALI (“RELEASEE”) and all of his agents, attorneys, representatives, heirs, executors, successors and assigns, from any and all claims, demands, causes of action, indebtedness, and obligations of any type or description, whether known or unknown, liquidated or unliquidated, at law or in equity, and whether sounding in tort or contract, that any of the RELEASORS ever had, now have, or hereafter can, shall or may have against RELEASEE, from the beginning of time through the effective date of this Release.

This Release may not be changed orally.

This Release shall be interpreted, construed and enforced in accordance with the laws of the State of New York, without regards to conflicts of law principles.

In Witness Whereof, RELEASOR has caused this Release to be executed by its duly authorized officer, on July 17, 2012.

HARRIS INTERACTIVE INC.

By:	/s/ Marc H. Levin
Name: Marc H. Levin Title: Chief Operating and Administrative Officer & General Counsel

STATE OF NEW YORK

                                                 ss.:

COUNTY OF MONROE

On July 17, 2012 before me personally came Marc H. Levin, to me known, who, by me duly sworn, did depose and say that deponent is the Chief Operating and Administrative Officer & General Counsel of Harris Interactive Inc., a corporation, and that deponent is authorized to execute the foregoing release on behalf of said corporation.

/s/ Rosemary Craig
Notary Public

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